Exhibit 4.1

WARRANT EXERCISE AGREEMENT

THIS AGREEMENT, dated October          , 2005 (this “Agreement”) is entered into by and between the Company and the holder (the “Warrant Holder”) of that certain Warrant (the “Initial Warrant”) issued by the Company to the Warrant Holder on [   ], 2005 by Vistula Communications Services, Inc., a Delaware corporation (the “Company”) for the purchase of up to               shares (the “Initial Warrant Shares”) of the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”).

WHEREAS, the Company is entering into a series of agreements of even date herewith in a form substantially identical to this Agreement with other holders of warrants to purchase shares of the Company’s Common Stock (collectively, with the Warrant Holder, the “Exercising Holders”);

WHEREAS, the Company desires to induce the Warrant Holder to exercise the Initial Warrant with respect to all of the shares of Common Stock purchasable thereunder;

WHEREAS, in consideration for such exercise, the Warrant Holder desires to receive a new warrant (the “Replacement Warrant”) to purchase at an exercise price of $1.50 per share a number of shares of Common Stock (the “Replacement Warrant Shares”) in equal amount to the number of Initial Warrant Shares purchased upon exercise of Initial Warrants in connection herewith, such Replacement Warrant to be substantially in the form attached hereto as Exhibit A; and

WHEREAS, as further consideration for such exercise the Company is granting to the Warrant Holder certain registration rights with respect to the Replacement Warrant Shares pursuant to a Registration Rights Agreement by and among the Company and the Exercising Holders substantially in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.             Inducement to Exercise.  The Company hereby agrees to issue to the Warrant Holder a Replacement Warrant exercisable for that number Replacement Warrant Shares equal to the aggregate number of Initial Warrant Shares purchased by the Warrant Holder upon exercise of the Initial Warrant during the period beginning on the date hereof and continuing until 5:30 p.m. EST on October 31, 2005 (the “Exercise Period”), if any.  The Company shall deliver the Replacement Warrant to the Warrant Holder at the address provided on the signature page hereto not more than 10 business days after the expiration of the Exercise Period.

2.             Representations of the Company.  The Company represents and warrants to the Warrant Holder as follows:

(a)           Organization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)           Authority.  The Company has the corporate power and authority to enter into and perform this Agreement, and all corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company has been duly and validly taken.  This Agreement has been duly and validly executed and delivered by the Company.  This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors and to general principles of equity.

(c)           Issuance of Securities.  The Replacement Warrants are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued.  The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock to cover the issuance of the Replacement Warrant Shares.

3.             Representations of the Warrant Holder.  The Warrant Holder represents and warrants to the Company as follows:

(a)           Organization.  If the Warrant Holder is not a natural person, the Warrant Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)           Authority.  The Warrant Holder has the requisite power and authority to enter into and perform this Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement by the Warrant Holder and the consummation of the transactions contemplated hereby by the Warrant Holder has been duly and validly taken.  This Agreement has been duly and validly executed and delivered by the Warrant Holder.  This Agreement constitutes a valid and binding agreement of the Warrant Holder, enforceable against the Warrant Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors and to general principles of equity.

(c)           Own Account.  The Warrant Holder understands that the Replacement Warrant and the Replacement Warrant Shares (together, the “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Warrant Holder’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).  The Warrant Holder is acquiring the Securities hereunder in the ordinary course of its business. The Warrant Holder does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.

(d)           Warrant Holder Status.  At the time the Warrant Holder was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the

Replacement Warrant it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  The Warrant Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e)           Experience of the Warrant Holder.  The Warrant Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Warrant Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)            General Solicitation.  The Warrant Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)           Waiver of Compliance.  To the extent necessary, the Warrant Holder waives compliance by the Company with Sections 4.13 through 4.15 (inclusive) of that certain Purchase Agreement pursuant to which the Initial Warrants were issued with respect to the transactions contemplated by this Agreement.

4.             Miscellaneous.

(a)           Assignment.  This Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of the Warrant Holder.

(b)           Headings.  The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

(c)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

(d)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m., EST, on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m., EST, on any business day, (c) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

George R. Vaughn, Chief Financial Officer
Vistula Communications Services, Inc.
639 Granite Street
Braintree, MA  02184
Fax:  (781) 356-0957

with a copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA  02210
Attn:  Paul Bork, Esq.
Fax:  (617) 832-7000

If to the Warrant Holder, at the address specified on the signature page hereto.

(e)           Amendment.  This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Warrant Holder.

(f)            Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

* * * * * * * * * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

VISTULA COMMUNICATIONS SERVICES, INC.

By:
Name:
Title:

WARRANT HOLDER:

By:
Name:
Title:
Address: